UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   Form 8-K/A


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (date of earliest event reported) January 23, 1998
                                                         ----------------


                                 ImageMax, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)

         Pennsylvania                      000-23077                    23-2865585
-------------------------------      ----------------------      ----------------------
(State or other jurisdiction of      Commission File Number           (IRS Employer
 incorporation or organization)                                  Identification Number)



                             1100 East Hector Street
                                    Suite 396
                             Conshohocken, PA 19428
                                 (610) 832-2111
                  --------------------------------------------
                   (Address, including zip code, and telephone
                  number [including area code] of registrant's
                           principal executive office)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits



                                                                             Page No.
                                                                             --------
(a)     Financial Statements of Integrated Information Services, L.L.C.

        Report of Independent Public Accountants                                 F-1

        Balance Sheets                                                           F-2

        Statements of Operations                                                 F-3

        Statements of Member's Equity                                            F-4

        Statements of Cash Flows                                                 F-5

        Notes to the Financial Statements                                        F-6

(b)     Pro Forma Financial Information

        Basis of Presentation                                                    F-11

        Unaudited Pro Forma Condensed Consolidated Statement of
           Operations for the Year Ended December 31, 1997                       F-12

        Unaudited Pro Forma Condensed Consolidated Balance Sheet
             as of December 31, 1997                                             F-13

        Notes to Unaudited Pro Forma Consolidated Financial Statements           F-14

(c)     Exhibits

        None


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Integrated Information Services, LLC:


We have audited the accompanying balance sheets of Integrated Information Services, LLC (an Indiana limited liability corporation) as of March 31, 1997 and December 31, 1997, and the related statements of operations, member's equity and cash flows for the twelve months ended March 31, 1997 and the nine months ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integrated Information Services, LLC, as of March 31, 1997 and December 31, 1997, and the results of its operations and its cash flows for the twelve months ended March 31, 1997 and the nine months ended December 31, 1997, in conformity with generally accepted accounting principles.


                                            ARTHUR ANDERSEN LLP


Indianapolis, Indiana,
   March 12, 1998

                      INTEGRATED INFORMATION SERVICES, LLC
                                 BALANCE SHEETS


                                                                     March 31,       December 31,
                                                                       1997              1997
                                                                    ----------       ------------
                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                         $    9,118       $   13,454
  Accounts receivable, net of allowance for doubtful
    accounts of $19,181 and $23,447                                  1,618,345          946,539
  Revenue in excess of billing                                         453,755          138,313
  Inventories                                                           45,241           18,422
  Prepaid expenses and other                                            80,411           74,540
                                                                    ----------       ----------
          Total current assets                                       2,206,870        1,191,268
                                                                    ----------       ----------
PROPERTY AND EQUIPMENT, at cost:
  Furniture and Fixtures                                                50,570           50,570
  Machinery and Equipment                                            1,036,609        1,113,762
  Less- Accumulated depreciation                                      (349,200)        (606,977)
                                                                    ----------       ----------
          Property and equipment, net                                  737,979          557,355
OTHER ASSETS
  Goodwill, net of accumulated amortization of $15,426
    and $25,297                                                        240,139          230,268
  Other assets, net of accumulated amortization of
    $12,603 and $37,997                                                159,592          134,198
                                                                    ----------       ----------

                                                                    $3,344,580       $2,113,089
                                                                    ==========       ==========
                         LIABILITIES AND MEMBER'S EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt                                 $   35,731       $   38,789
  Accounts payable                                                     306,040           74,219
  Accrued expenses-
    Payroll and payroll taxes                                           64,549           12,389
    Property taxes                                                      89,243           75,569
    Other                                                              129,605           31,401
  Unearned revenue                                                         --            17,525
  Excess facility reserve                                              168,668           37,669
  Payable to parent                                                        --            98,240
                                                                    ----------       ----------
          Total current liabilities                                    793,836          385,801
                                                                    ----------       ----------
PAYABLE TO PARENT                                                    2,586,188              --
                                                                    ----------       ----------
LONG-TERM DEBT, NET OF CURRENT PORTION                                 194,230          164,745
                                                                    ----------       ----------
COMMITMENTS AND CONTINGENCIES (Note 5)
MEMBER'S EQUITY:
  Member's capital                                                         --         2,587,188
  Common stock, 1,000 shares authorized, 100 shares issued and
    outstanding                                                              1              --
  Paid-in capital                                                          999              --
  Accumulated deficit                                                 (230,674)      (1,024,645)
                                                                    ----------       ----------
          Total member's equity                                       (229,674)       1,562,543
                                                                    ----------       ----------
                                                                    $3,344,580       $2,113,089
                                                                    ==========       ==========

      The accompanying notes are an integral part of these balance sheets.

                      INTEGRATED INFORMATION SERVICES, LLC

                            STATEMENTS OF OPERATIONS



                                                          Twelve Month         Nine Months
                                                             Ended                Ended
                                                            March 31,         December 31,
                                                              1997                1997
                                                          ------------        ------------
NET SALES                                                  $5,735,774          $4,052,654

COST OF SALES                                               4,011,040           3,313,164
                                                           ----------          ----------
         Gross profit                                       1,724,734             739,490
                                                           ----------          ----------
OPERATING EXPENSES:
  Selling                                                     842,464             831,763
  Administrative                                              792,032             683,678
                                                           ----------          ----------
         Total operating expenses                           1,634,496           1,515,441
                                                           ----------          ----------
         Operating income (loss)                               90,238            (775,951)

INTEREST EXPENSE                                               27,236              18,020
                                                           ----------          ----------
         Income (loss) before income taxes                     63,002            (793,971)
PROVISION FOR INCOME TAXES                                         --                  --
                                                           ----------          ----------
NET INCOME (LOSS)                                          $   63,002          $ (793,971)
                                                           ==========          ==========


        The accompanying notes are an integral part of these statements.

                      INTEGRATED INFORMATION SERVICES, LLC

                          STATEMENTS OF MEMBER'S EQUITY



                                           Common Stock                                                         Total
                                  -----------------------------     Paid-in       Member's     Accumulated     Member's
                                      Shares          Amounts       Capital       Capital        Deficit        Equity
                                  --------------   ------------   -----------    -----------   -----------    -----------

BALANCES, MARCH 31, 1996                     100   $          1   $       999    $      --     $  (293,676)   $  (292,676)

  Net income, twelve months
    ended March 31, 1997                    --             --            --             --          63,002         63,002
                                  --------------   ------------   -----------    -----------   -----------    -----------

BALANCES, MARCH 31, 1997                     100              1           999           --        (230,674)      (229,674)

  Conversion and contribution
    to LLC                                  (100)            (1)         (999)     2,587,188          --        2,586,188
  Net loss, nine months ended
    December 31, 1997                       --             --            --             --        (793,971)      (793,971)
                                  --------------   ------------   -----------    -----------   -----------    -----------
BALANCES, DECEMBER 31, 1997                 --     $-             $      --      $ 2,587,188   $(1,024,645)   $ 1,562,543
                                  ==============   ============   ===========    ===========   ===========    ===========


        The accompanying notes are an integral part of these statements.

                      INTEGRATED INFORMATION SERVICES, LLC

                            STATEMENTS OF CASH FLOWS




                                                                                  Twelve          Nine Months
                                                                               Months Ended          Ended
                                                                                 March 31,        December 31,
                                                                                   1997               1997
                                                                             ----------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                          $        63,002     $      (793,971)
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities -
      Depreciation                                                                   311,649             257,777
      Amortization                                                                    27,243              35,265
  Changes in operating assets and liabilities -
    Decrease (increase) in accounts receivable                                      (341,775)            671,806
    Decrease (increase) in revenue in excess of billing                             (408,528)            315,442
    Decrease (increase) inventories                                                  (45,241)             26,819
    Decrease (increase) in prepaid expenses and other                                (62,100)              5,871
    Increase (decrease) in accounts payable                                          197,435            (231,821)
    Increase (decrease) in accrued expenses                                          (93,959)           (164,038)
    Increase (decrease) in unearned revenue                                          (52,541)             17,525
    Increase (decrease) in excess facility reserve                                  (176,875)           (130,999)
    Increase (decrease) in payable to parent                                         701,259              98,240
                                                                             ---------------     ---------------

          Net cash provided by operating activities                                  119,569             107,916
                                                                             ---------------     ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                                 (99,502)            (77,153)
                                                                             ---------------     ---------------

          Net cash used in investing activities                                      (99,502)            (77,153)
                                                                             ---------------     ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of debt                                                                    (31,980)            (26,427)
                                                                             ---------------     ---------------

          Net cash used in financing activities                                      (31,980)            (26,427)
                                                                             ---------------     ---------------

          Net change in cash and cash equivalents                                    (11,913)              4,336

CASH AND CASH EQUIVALENTS, at beginning of period                                     21,031               9,118
                                                                             ---------------     ---------------

CASH AND CASH EQUIVALENTS, at end of period                                  $         9,118     $        13,454
                                                                             ===============     ===============


        The accompanying notes are an integral part of these statements.

                      INTEGRATED INFORMATION SERVICES, LLC

                          NOTES TO FINANCIAL STATEMENTS



1. BACKGROUND

Integrated Information Services, LLC ("IIS" or the "Company") has been in operation since 1985. In February 1996, the Company was purchased by Pettibone LLC (parent), a subsidiary of the Heico Companies ("Heico"), and in April 1997 was converted from a regular "C" corporation into a Limited Liability Corporation ("LLC"). At that time, the parent contributed its prior equity interest and the balance of the intercompany payable to member's capital.

The Company provides document conversion services for converting paper, microfilm, microfiche and data files to electronic storage media for retrieval. The Company also provides technical consulting services in the client/server environment ranging from document management to network installations. In addition, the Company offers a software product marketed as a total imaging solution for its clients, integrating database, full-text and image retrieval functions into one user-friendly solution operating in the Microsoft Windows environment. The Company's customers include Fortune 500 companies, major law firms and other professional services firms located throughout the United States.

2. SIGNIFICANT ACCOUNTING POLICIES

         a.  Property and Equipment

Depreciation has been computed on the straight-line method based on the expected useful lives of the assets as indicated below:

                  Machinery and equipment                            3 years
                  Furniture and fixtures                            10 years

         b.  Revenue Recognition

Revenue is recognized when the services are rendered or the products are shipped to customers. Unearned revenue represents services billed in advance of performance.

         c.  Use of Estimates in Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         d.  Fair Value of Financial Instruments


Accounts receivable and accounts payable are reflected in the financial statements at cost which approximates fair value due to the short-term nature of those instruments. The carrying amount of long-term debt approximates its fair value as of the balance sheets dates.

         e.  Long-Lived Assets

IIS follows SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, goodwill or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

         f.  Income Taxes

Prior to April 1, 1997, the Company was a regular C Corporation. For the year ended March 31, 1997, no tax provision was required as the Company utilized net operating loss carryforwards. Additionally, at March 31, 1997, the Company's net deferred tax assets were reduced to zero through a valuation allowance.

As an LLC, beginning April 1, 1997, the operating results of the Company are allocated directly to its member. Accordingly, income taxes are not reflected in the accompanying financial statements.

         g.  Goodwill

Goodwill associated with the February 16, 1996 purchase of IIS by Heico is being amortized primarily over a life of 30 years.

         h.  Other Assets

Other assets consist of various items including purchased customer lists and trademarks and are being amortized primarily over a five-year period.

         i.  Excess Facility Reserve

This reserve was established at the time of the Heico acquisition based on the amount of space unused by the Company due to its downsizing. A portion of the future rentals was reserved based on the ratio of unused square footage to total square footage over the period the Company estimated would be required to find a sublessee. The reserve is used to reduce rent expense each month as lease payments are made.

3.  LONG-TERM DEBT

Long-term debt consists of the following:

                                            December 31, 1997    March 31, 1997
                                            -----------------    --------------

    Long-term note payable,
      11% interest rate, due in
      monthly installments
      through April 1, 2002                     $203,534            $229,961
    Less current portion of debt                 (38,789)            (35,731)
                                                --------            --------
    Long-term debt, net                         $164,745            $194,230
                                                ========            ========

Scheduled principal payments of $43,277, $48,286, $53,873 and $19,309 become due during 1999, 2000, 2001 and 2002, respectively.

4.  RELATED PARTY TRANSACTIONS

The Company participates in the health insurance program of its parent. Included in the results of operations are health insurance costs of $282,535 and $217,864 for the twelve months ended March 31, 1997 and the nine months ended December 31, 1997, respectively. Health insurance costs are allocated to the Company each month, based on the number of employees, to cover all related expenditures including insurance, claims and administrative costs. Management believes that the allocation approach used is a reasonable estimate of the actual costs.

The Company also has intercompany sales as IIS provides conversion services to several Heico subsidiaries. The sales totaled $159,664 and $79,204 for the twelve months ended March 31, 1997 and the nine months ended December 31, 1997.

5.  COMMITMENTS AND CONTIGENCIES

The Company leases its office facility under a noncancellable operating lease. In addition, the Company leases certain equipment. Aggregate rental expense under the operating leases was $230,215 and $191,146 for the twelve months ended March 31, 1997 and the nine months ended December 31, 1997, respectively. Annual minimum future rentals under all lease commitments with an initial term of greater than one year are as follows:

                                              Total
                                             --------

                       1998                  $394,481
                       1999                   394,481
                       2000                   394,481
                       2001                   394,481
                       2002                    90,405

The Company from time to time is involved in other legal actions common to its business. The Company believes it has defenses for all such claims and is vigorously defending the actions. In the opinion of management, based on the advice of legal counsel, liabilities, if any, arising from these legal actions should not have a material effect on the Company's financial position or results of operations.

6.  SUPPLEMENTAL CASH FLOW STATEMENT DISCLOSURES

Cash paid for interest was $27,236 and $18,018 for the twelve months ended March 31, 1997 and the nine months ended December 31, 1997, respectively.

7.  EMPLOYEE INCENTIVE PLANS

The parent has a 401(k) Plan for the benefit of IIS' employees. Under provisions of the Plan, IIS matches 100% of employees' total contributions to the Plan, subject to Internal Revenue Service limitations. Total expense recorded by IIS related to the Plan was $54,824 and $39,966 for the twelve months ended March 31, 1997 and the nine months ended December 31, 1997, respectively.

8.  SIGNIFICANT CUSTOMERS

For the twelve months ending March 31, 1997, the Company received approximately 28.4% of its net sales from one customer. For the nine months ended December 31, 1997, the Company received 19.4%, 14.6% and 13% of its net sales from its 3 largest customers.

9.  SALE OF THE BUSINESS

Effective January 23, 1998, certain assets and liabilities of the Company were sold to ImageMax, Inc. for approximately $1.15 million. In addition, the facility lease discussed in Note 5 was assumed by the parent company at the time of the sale.

                                 IMAGEMAX, INC.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                              BASIS OF PRESENTATION


The following unaudited pro forma consolidated financial statements should be read in conjunction with ImageMax, Inc.'s ("ImageMax") Supplemental Pro Forma, As Adjusted and historical consolidated financial statements and notes thereto filed with ImageMax's annual report on Form 10-K for the year ended December 31, 1997, and the Form 8-K dated February 3, 1998, and the historical financial statements and notes thereto of Integrated Information Services, L.L.C. ("IIS") filed pursuant to item 7(a) of this report on Form 8-K/A.

The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997 gives effect to the acquisition of IIS by ImageMax as if it had occurred on January 1, 1997. The unaudited pro forma condensed consolidated balance sheet as of December 31, 1997, gives effect to the acquisition as if it had occurred on that date. The pro forma results are not necessarily indicative of results of operations had the acquisition taken place at the beginning of the year.

                                 IMAGEMAX, INC.

                          UNAUDITED PRO FORMA CONDENSED

                      CONSOLIDATED STATEMENT OF OPERATIONS



                                                                   For the Year Ended December 31, 1997
                                                   --------------------------------------------------------------------
                                                                                       Pro Forma
                                                      ImageMax           IIS          Adjustments          Pro Forma
                                                   -------------    -------------     ------------       --------------
Revenues                                           $  48,930,000    $   5,742,000     $       --         $   54,672,000

Cost of Revenues                                      32,926,000        4,558,000          (38,000)(A)       37,446,000
                                                   -------------    -------------     ------------       --------------

         Gross Profit                                 16,004,000        1,184,000           38,000           17,226,000
                                                   -------------    -------------     ------------       --------------

Selling, General and Administrative Expense           11,367,000        1,948,000          (13,000)(A)       13,302,000
Executive Compensation                                   610,000              --              --                610,000
Special Compensation Charge                            2,235,000              --              --              2,235,000
Founding Companies Transaction Costs                     742,000              --              --                742,000
Amortization of Intangibles                            1,195,000           47,000          (47,000)(C)        1,195,000
                                                   -------------    -------------     ------------       --------------
         Operating loss                                 (145,000)        (811,000)          98,000             (858,000)

Interest Expense                                          70,000           24,000          104,000 (B)          198,000

Interest Income                                          (94,000)             --               --               (94,000)
                                                   -------------    -------------     ------------       --------------

         Loss Before Income Taxes                       (121,000)        (835,000)          (6,000)            (962,000)

Income Tax Provision                                   1,139,000              --          (330,000)(D)          809,000
                                                   -------------    -------------     ------------       --------------

Net Loss                                           $  (1,260,000)   $    (835,000)    $    324,000       $   (1,771,000)
                                                   =============    =============     ============       ==============

Basic and diluted loss per share                   $        (.24)                                        $         (.33)
                                                   =============                                         ==============

Weighted average number of common shares
  outstanding                                          5,347,000                                              5,347,000
                                                   =============                                         ==============


         The accompanying notes are an integral part of this statement.

                                 IMAGEMAX, INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET




                                                                                   December 31, 1997
                                                        ---------------------------------------------------------------
                                                                                           Pro Forma
                                                          ImageMax            IIS         Adjustments       Pro Forma
                                                        ------------     ------------    --------------   -------------
                        ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                            $  1,310,000     $     13,000    $      (13,000)  $   1,310,000
   Accounts receivable                                     6,922,000        1,085,000               --        8,007,000
   Inventories                                             1,997,000           18,000               --        2,015,000
   Prepaid expenses and other                                527,000           75,000               --          602,000
                                                        ------------     ------------    --------------   -------------

         Total current assets                             10,756,000        1,191,000           (13,000)     11,934,000

PROPERTY, PLANT AND EQUIPMENT, net                         4,381,000          557,000          (257,000)      4,681,000

INTANGIBLES, primarily goodwill, net                      32,996,000          230,000          (230,000)     32,996,000

OTHER ASSETS                                                  95,000          135,000          (135,000)         95,000
                                                        ------------     ------------    --------------   -------------

                                                        $ 48,228,000     $  2,113,000    $     (635,000)  $  49,706,000
                                                        ============     ============    ==============   =============

         LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Short-term debt and current portion of
     long-term debt                                     $    251,000     $     39,000    $      (39,000)  $     251,000
   Accounts payable                                        2,846,000           74,000               --        2,920,000
   Accrued expenses                                        3,248,000          119,000               --        3,367,000
   Deferred revenues                                       1,333,000           18,000               --        1,351,000
   Other current liabilities                                  84,000           38,000               --          122,000
                                                        ------------     ------------    --------------   -------------

         Total current liabilities                         7,762,000          288,000           (39,000)      8,011,000
                                                        ------------     ------------    --------------   -------------

LONG-TERM DEBT                                               342,000          165,000         1,064,000       1,571,000
                                                        ------------     ------------    --------------   -------------

OTHER LONG-TERM LIABILITIES                                  106,000           98,000           (98,000)        106,000
                                                        ------------     ------------    --------------   -------------

SHAREHOLDERS' EQUITY:
   Preferred stock                                               --               --                --              --
   Common stock                                           47,580,000              --                --       47,580,000
   Member's capital                                              --         2,587,000        (2,587,000)            --
   Accumulated deficit                                    (7,562,000)      (1,025,000)        1,025,000       7,562,000
                                                        ------------     ------------    --------------   -------------

         Total shareholders' equity                       40,018,000        1,562,000        (1,562,000)     40,018,000
                                                        ------------     ------------    --------------   -------------

                                                        $ 48,228,000     $  2,113,000    $     (635,000)  $  49,706,000
                                                        ============     ============    ==============   =============

         The accompanying notes are an integral part of this statement.

                                 IMAGEMAX, INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


1.   IMAGEMAX FINANCIAL STATEMENTS:

ImageMax's statement of operations for the year ended December 31, 1997 presents Supplemental Pro Forma, As Adjusted results of operations, as if the acquisition of the Founding Companies and ImageMax's initial public offering occurred on January 1, 1997 as described in Item 7 of ImageMax's Form 10-K. The balance sheet at December 31, 1997 represents ImageMax's year-end balance sheet included in its historical financial statements.

2.   IIS ACQUISITION:

On January 23, 1998, ImageMax acquired substantially all of the assets and assumed certain liabilities of Integrated Information Services, L.L.C. ("IIS") pursuant to an Asset Purchase Agreement. The total consideration paid by ImageMax was $1,150,000 in cash, subject to adjustment based on the working capital of IIS at closing. The acquisition has been accounted for using the purchase method of accounting, whereby the purchase price is allocated to the assets and liabilities of IIS based on the fair market values at the acquisition date. Such allocation has been based on estimates that may be revised at a later date. The fair market value of the net assets acquired exceeded the purchase price and estimated transaction costs of $100,000 by approximately $257,000. For financial reporting purposes, this excess reduced the fair market value of property, plant and equipment.

Unaudited Pro Forma Adjustments to Consolidated Statement of Operations

A. Reduction in depreciation expense of $51,000 based on the write down of property, plant and equipment discussed above.

B. Interest expense is adjusted by $104,000 to account for the debt incurred to finance the acquisition at a 8.44% interest rate.

C. Elimination of historical IIS goodwill and other intangible asset amortization of $47,000.

D. Reduction of the income tax provision of $330,000 based on a pro forma consolidated loss before income taxes.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       IMAGEMAX, INC.



Date:  April 8, 1998                   /s/ JAMES D. BROWN
                                       --------------------------------------
                                       James D. Brown
                                       Senior Vice President - Finance and
                                       Chief Financial Officer